Exhibit 10.1

AMENDMENT NO. 7 TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED CREDIT Agreement AND WAIVER, dated as of June 11, 2020 (this “Amendment No. 7”), is by and among WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as agent pursuant to the Credit Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders (in such capacity, “Agent”), the parties to the Credit Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”), VOXX ACCESSORIES CORP., a Delaware corporation (“ACC”), VOXX ELECTRONICS CORP., a Delaware corporation (“AEC”), CODE SYSTEMS, INC., a Delaware corporation (“CSI”), INVISION AUTOMOTIVE SYSTEMS INC., a Delaware corporation (“IAS”) and KLIPSCH GROUP, INC., an Indiana corporation (“Klipsch”, together with ACC, AEC, CSI and IAS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), VOXX INTERNATIONAL CORPORATION, Delaware corporation (“Parent”) and the other Guarantors (as defined in the Credit Agreement).

W I T N E S S E T H :

WHEREAS, Agent, Lenders, Borrowers and Guarantors have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Credit Agreement, dated as of April 26, 2016, by and among Agent, Lenders, Borrowers and Parent, as amended by Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of August 10, 2016, Amendment No. 2 to Second Amended and Restated Credit Agreement, dated as of September 13, 2016, Amendment No. 3 to Second Amended and Restated Credit Agreement, dated as of June 30, 2017, Amendment No. 4 to Second Amended and Restated Credit Agreement, dated as of April 19, 2018, Amendment No. 5 to Second Amended and Restated Credit Agreement and Waiver, dated as of May 10, 2019 and Amendment No. 6 to Second Amended and Restated Credit Agreement, dated January 24, 2020 (as from time to time amended, modified, supplemented, extended, renewed, restated or replaced, the “Credit Agreement”) and the other Loan Documents;

WHEREAS, Borrowers and Guarantors desire (a) for Agent and Lenders to waive certain Events of Default and (b) to amend certain provisions of the Credit Agreement as set forth herein, and Agent and Lenders are willing to provide such waivers and to agree to such amendments on the terms and subject to the conditions set forth herein; and

WHEREAS, by this Amendment No. 7, Agent, Lenders, Borrowers and Guarantors intend to evidence such waivers and amendments;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.

(a)Additional Definition.  The Credit Agreement and the other Loan Documents are hereby amended to include, in addition and not in limitation, each of the following definitions:

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(i)“Amendment No. 7” means Amendment No. 7 to Second Amended and Restated Credit Agreement and Waiver, dated as of June 11, 2020, by and among Agent, Lenders, Borrowers and Guarantors, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

(ii)“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by Agent and Borrower Agent giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for United States dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than 0.75%, the Benchmark Replacement shall be deemed to be 0.75% for the purposes of this Agreement.

(iii)“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Agent and Borrower Agent giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for United States dollar-denominated syndicated credit facilities at such time.

(iv)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest and other administrative matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement).

(v)“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

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(vi)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate:

(a)a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate, the Federal Reserve System of the United States (or any successor), an insolvency official with jurisdiction over the administrator for the LIBOR Rate, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate; or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

(vii)“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Agent or the Required Lenders, as applicable, by notice to Borrower Agent, Agent (in the case of such notice by the Required Lenders) and the Lenders.

(viii)“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12(d)(iv) and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12(d)(iv).

(ix)“BHC Act Affiliate” of a Person means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such Person.

(x)“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

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(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(xi)“Covered Party” has the meaning specified therefor in Section 17.21 of this Agreement.

(xii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(xiii)“Early Opt-in Election” means the occurrence of:

(a) (i) a determination by Agent or (ii) a notification by the Required Lenders to Agent (with a copy to Borrower Agent) that the Required Lenders have determined that United States dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12(d)(iv) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and

(b) (i) the election by Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Agent of written notice of such election to Borrower Agent and the Lenders or by the Required Lenders of written notice of such election to Agent.

(xiv)“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

(xv)“Michigan Real Property” means the Real Property owned by Voxx Automotive Corp. located at 2365 Pontiac Road, Auburn Hills, MI 48326.

(xvi)“Michigan Real Property Appraisal” has the meaning set forth in the definition of Michigan Real Property Eligibility Conditions for such term.

(xvii)“Michigan Real Property Eligibility Conditions” means each of the following: (a) Agent determines, in writing, that each of the criteria in the definition of Eligible Real Property have been satisfied with respect to the Michigan Real Property, (ii) Agent has received, with respect to the Michigan Real Property, a written appraisal after the Amendment No. 7 Effective Date, in form, scope and methodology reasonably acceptable to Agent and performed by an appraiser reasonably acceptable to Agent, addressed to Agent and upon which Agent and Lenders are expressly permitted to rely, the results of which shall be reasonably satisfactory to Agent (the “Michigan Real Property Appraisal”) and (iii) Agent has received internal Flood Disaster Protection Act approval.

(xviii)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. §5390(c)(8)(D).

(xix)“QFC Credit Support” has the meaning specified therefor in Section 17.21 of this Agreement.

(xx)“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

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(xxi)“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

(xxii)“Supported QFC” has the meaning specified therefor in Section 17.21 of this Agreement.

(xxiii)“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xxiv)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(xxv)“U.S. Special Resolution Regimes” has the meaning specified therefor in Section 17.21 of this Agreement.

(b)Amendments to Definitions.

(i)Applicable Margin.  The definition of “Applicable Margin” set forth in the Credit Agreement is hereby amended by deleting the table contained therein in its entirety and replacing such table with the following:

“Tier	Quarterly Average Excess Availability	Applicable LIBOR Rate Margin	Applicable Base Rate Margin
1	Greater than $50,000,000	2.00%	1.00%
2	Greater than or equal to $25,000,000 but less than or equal to $50,000,000	2.25%	1.25%
3.	Less than $25,000,000	2.50%	1.50%”

(ii)Base Rate. The definition of “Base Rate” set forth in the Credit Agreement is hereby amended by adding the following new sentence to the end of such definition: “Notwithstanding anything to the contrary contained in this definition, if the Base Rate determined pursuant to this definition is below 2.00%, the Base Rate shall be deemed to be 2.00%.”

(iii)Compliance Period.  The definition of “Compliance Period” set forth in the Credit Agreement is hereby amended by deleting each reference to “twelve and one-half percent (12.5%)” contained therein and replacing each such reference with “twenty percent (20%)”.

(iv)Eligible Accounts.  The definition of “Eligible Accounts” set forth in the Credit Agreement is hereby amended by deleting clause (j) thereof in its entirety and replacing it with the following:

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“(j) Accounts with respect to an Account Debtor (other than Wal-Mart Stores, Inc., Best Buy Co., Inc., Amazon, Costco, Ford Motor Company and Target) whose total obligations owing to Borrowers exceed ten percent (10%) (such percentage, as applied to a particular Account Debtor, being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage, or in the case of each of Ford Motor Company or Target, to the extent of the obligations owing by each of such Account Debtors in excess of fifteen percent (15%) of all Eligible Accounts, or in the case of each of Wal-Mart Stores, Inc., Amazon or Costco, to the extent of the obligations owing by such Account Debtor in excess of twenty percent (20%) of all Eligible Accounts, or in the case of Best Buy Co., Inc., to the extent of the obligations owing by such Account Debtor in excess of thirty percent (30%) of all Eligible Accounts (in each case, as to Wal-Mart Stores, Inc., Best Buy Co., Inc., Amazon, Coscto, Ford Motor Company or Target such percentage being subject to reduction by Agent in its Permitted Discretion if the creditworthiness of such Account Debtor deteriorates); provided, that, in each case, the amount of Eligible Accounts that are excluded because they exceed any of the foregoing percentages shall be determined by Agent based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit,”

(v)Maximum Credit.  The definition of “Maximum Credit” set forth in the Credit Agreement is hereby amended by deleting the reference to “$155,000,000” contained therein and replacing it with “$[124,750,000]”.

(vi)Maximum Revolver Amount.  The definition of “Maximum Revolver Amount” set forth in the Credit Agreement is hereby amended by deleting the reference to “$140,000,000” contained therein and replacing it with “$[124,750,000]”.

(vii)Real Property Availability.  The definition of “Real Property Availability” set forth in the Credit Agreement is hereby deleted in its entirety and replaced with the following:

   “Real Property Availability” means $12,628,000; provided, that, (a) commencing on July 1, 2020, and as of the first day of each calendar quarter thereafter, the Real Property Availability shall be reduced by $287,000 and (b) in the event that each of the Michigan Real Property Eligibility Conditions have been satisfied, an amount equal to 60% of the fair market value of the Michigan Real Property (determined based on the Michigan Real Property Appraisal) shall be added to Real Property Availability.

(viii)LIBOR Rate. The definition of “LIBOR Rate” set forth in the Credit Agreement is hereby amended by deleting the reference to “(and, if any such rate is below zero, the LIBOR Rate shall be deemed to be zero)” contained therein and replacing it with “(and, if any such rate is below 0.75%, the LIBOR Rate shall be deemed to be 0.75%)”.

(c)Interpretation.  All terms used herein which are not otherwise defined herein, including but not limited to, those terms used in the recitals hereto, shall have the respective meanings

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assigned thereto in the Credit Agreement as amended by this Amendment No. 7.  The Credit Agreement shall be deemed to include the terms which are defined in the recitals hereto.

2.Unused Line Fee.  Section 2.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)  Borrowers shall pay to Agent, for the account of Revolving Lenders, a monthly unused line fee payable in arrears on the first day of each month from and after the date of Amendment No. 7 up to the first day of the month prior to the Payoff Date and on the Payoff Date, in an amount equal to one half of one percent (0.50%) per annum times the result of (i) the aggregate amount of the Revolver Commitments, less (ii) the average Daily Balance of the Revolver Usage during the immediately preceding month (or portion thereof).  For purposes of the calculation of the unused line fee, the Revolver Usage shall include the amount of the Orange County IRB Reserve.  Swing Loans shall not be considered in the calculation of the unused line fee.”

3.LIBOR Replacement.

(a)Section 2.12(d)(ii) of the Credit Agreement is hereby amended by deleting the reference to “In the event that any change after the Closing Date” at the beginning thereof and replacing it with “Subject to the provisions set forth in Section 2.12(d)(iv) below, in the event that any change after the Closing Date”.

(b)Section 2.12(d) of the Credit Agreement is hereby amended to add a new clause (iv) at the end thereof as follows:

“(iv)Effect of Benchmark Transition Event.

(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Agent and Borrower Agent may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Agent has posted such proposed amendment to all Lenders and Borrower Agent so long as Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Agent written notice that such Required Lenders accept such amendment. No replacement of the LIBOR Rate with a Benchmark Replacement pursuant to this Section 2.12(d)(iv) will occur prior to the applicable Benchmark Transition Start Date.  Notwithstanding anything to the contrary contained in this Agreement (including Section 14.1 hereof), any amendment contemplated by this Section 2.12(d)(iv) in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by this Section 2.12(d)(iv).

(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

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(c)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrower Agent and the Lenders of (1) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes and (4) the commencement or conclusion of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by Agent or Lenders pursuant to this Section 2.12(d)(iv) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12(d)(iv).

(d)Benchmark Unavailability Period. Upon Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Agent may revoke any request for a Borrowing of a LIBOR Rate Loan, conversion to or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Agent will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the LIBOR Rate will not be used in any determination of the Base Rate.”

4.Maturity Date.  The first sentence of Section 3.3 of the Credit Agreement is hereby deleted and replaced with the following:

“This Agreement shall continue in full force and effect for a term ending on April 26, 2022 (the “Maturity Date”).”

5.Acknowledgement Regarding Any Supported QFCs.  Section 17 of the Credit Agreement is hereby amended to add a new Section 17.21 at the end thereof as follows:

“17.21 Acknowledgement Regarding Any Supported QFCs.  To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S.

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Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States.  In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.  Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.”

6.Commitment Schedule.  Schedule C-1 to the Credit Agreement is hereby deleted in its entirety and replaced with the amended Schedule C-1 attached as Exhibit A to this Amendment No. 7.

7.Real Property Collateral Schedule; Eligible Real Property Schedule.  Upon the satisfaction of each of the Michigan Real Property Eligibility Conditions (a) Schedule R-1 to the Credit Agreement shall be deemed to include the Michigan Real Property and the Michigan Real Property shall constitute Real Property Collateral under the Credit Agreement and (b) Schedule E-2 to the Credit Agreement shall be deemed to include the Michigan Real Property.

8.Waiver.

(a)Agent and Lenders hereby waive the Event of Default arising under Section 8.2(a)(i) of the Credit Agreement due to the violation of Section 5.11 of the Credit Agreement as a result of the Loan Parties failing to join VSM Rostra LLC, a Delaware limited liability company (“VSM Rostra”), a wholly owned subsidiary of Voxx Automotive Corp. (f/k/a VoxxHirschmann Corporation), to the Credit Agreement and the other Loan Documents within the time period required by Section 5.11 of the Credit Agreement (such Event of Default hereinafter referred to as the “Specified Default”); provided, that, it shall be deemed an immediate and automatic Event of Default pursuant to Section 8.2(a)(i) of the Credit Agreement if VSM Rostra is not joined to the Credit Agreement and the other Loan Documents in accordance with the requirements in Section 5.11 of the Credit Agreement by no later than July 31, 2020 (or such later date as Agent may agree).

(b)Agent and Lenders have not waived, are not by this Amendment No. 7 waiving, and have no intention of waiving, any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Specified Default or otherwise), other than the Specified Default.  The foregoing waivers shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or any Lender arising under the terms of the Credit Agreement or any other Loan Documents on any future occasion or otherwise.

9.Amendment Fee.  In consideration of the waivers and amendments set forth herein, Borrowers shall on the date hereof, pay to Agent, for the account of Lenders, or Agent, at its option, may charge the loan account of Borrowers maintained by Agent, an amendment fee in the amount of $225,000, which fee is fully earned and payable as of the date hereof and shall constitute part of the Obligations.

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10.Representations and Warranties.  Borrowers and Guarantors, jointly and severally, represent and warrant with and to Agent and Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

(a)this Amendment No. 7 and each other agreement to be executed and delivered by Borrowers and Guarantors in connection herewith (collectively, together with this Amendment No. 7, the “Amendment Documents”) has been duly authorized, executed and delivered by all necessary corporate action on the part of each Borrower and each Guarantor which is a party hereto and, if necessary, its equity holders and is in full force and effect as of the date hereof and the agreements and obligations of each Borrower and each Guarantor contained herein and therein constitute legal, valid and binding obligations of each Borrower and each Guarantor, enforceable against each Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights;

(b)the execution, delivery and performance of each Amendment Document (i) are all within each Borrower’s and each Guarantor’s corporate or limited company powers, as applicable, and (ii) are not in contravention of law or the terms of any Borrower’s or any Guarantor’s certificate or articles of incorporation of formation, by laws, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or any Guarantor is a party or by which any Borrower or any Guarantor or its property are bound;

(c)all of the representations and warranties set forth in the Credit Agreement and the other Loan Documents, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date; and

(d)after giving effect to the provisions of this Amendment No. 7, no Default or Event of Default exists or has occurred and is continuing as of the date hereof.

11.Conditions Precedent. This Amendment No. 7 shall be effective upon the satisfaction of each of the following conditions precedent:

(a)Agent shall have received counterparts of this Amendment No. 7, duly authorized, executed and delivered by each Borrower, each Guarantor and the Required Lenders;

(b)Agent shall have received in immediately available funds (or Agent has charged the loan account of Borrower) the full amount of the fee referred to in Section 9 hereof;

(c)Agent shall have received internal Flood Disaster Prevention Act approval; and

(d)after giving effect to the provisions of this Amendment No. 7, no Default or Event of Default shall have occurred and be continuing.

12.Effect of Amendment No. 7.  Except as expressly set forth herein, no other amendments, waivers, changes or modifications to the Loan Documents are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof and the Loan Parties shall not be entitled to any other or further waiver or amendment by virtue of the provisions of this Amendment No. 7 or with respect to the subject matter of this Amendment

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No. 7.  To the extent of conflict between the terms of this Amendment No. 7 and the other Loan Documents, the terms of this Amendment No. 7 shall control.  The Credit Agreement and this Amendment No. 7 shall be read and construed as one agreement.  This Amendment No. 7 is a Loan Document.  The Credit Agreement remains in full force and effect, and nothing contained in this Amendment No. 7 will constitute a waiver of any right, power or remedy under the Credit Agreement.

13.Governing Law.  The validity, interpretation and enforcement of this Amendment No. 7 and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

14.Jury Trial Waiver.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT NO. 7 OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AMENDMENT NO. 7 OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.  BORROWERS, GUARANTORS, AGENT AND LENDERS EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EACH BORROWER, GUARANTOR, AGENT OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AMENDMENT NO. 7 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

15.Binding Effect.  This Amendment No. 7 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

16.Waiver, Modification, Etc.  No provision or term of this Amendment No. 7 may be modified, altered, waived, discharged or terminated orally, but only by an instrument in writing executed by the party against whom such modification, alteration, waiver, discharge or termination is sought to be enforced.

17.Further Assurances.  The Loan Parties shall execute and deliver such additional documents and take such additional action as may be reasonably requested by Agent to effectuate the provisions and purposes of this Amendment No. 7.

18.Entire Agreement.  This Amendment No. 7 and the Credit Agreement represent the entire agreement and understanding concerning the subject matter hereof among the parties hereto, and supersedes all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.

19.Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this Amendment No. 7.

20.Counterparts.  This Amendment No. 7, any documents executed in connection herewith and any notices delivered under this Amendment No. 7, may be executed by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic

6122110.5	-11-

signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Agent reserves the right, in its sole discretion, to accept, deny, or condition acceptance of any electronic signature on this Amendment No. 7 or on any notice delivered to Agent under this Amendment No. 7.  This Amendment No. 7 and any notices delivered under this Amendment No. 7 may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.  Delivery of an executed counterpart of a signature page of this Amendment No. 7 and any notices as set forth herein will be as effective as delivery of a manually executed counterpart of the Amendment No. 7 or notice.

6122110.5	-12-

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed and delivered as of the day and year first above written.

BORROWERS:

VOXX ACCESSORIES CORP.

By:_/s/ Loriann Shelton__________
Name: Loriann Shelton
Title: VP, CFO, Secretary and Treasurer

VOXX ELECTRONICS CORP.

By:_/s/ Loriann Shelton____________
Name: Loriann Shelton
Title: VP, CFO, Secretary

CODE SYSTEMS, INC.

By:_/s/ Charles M. Stoehr___________
Name: Charles M. Stoehr
Title: VP & CFO

INVISION AUTOMOTIVE SYSTEMS INC.

By:_/s/ Charles M. Stoehr____________
Name: Charles M. Stoehr
Title: Vice President

KLIPSCH GROUP, INC.

By:_/s/ Charles M. Stoehr_______________
Name: Charles M. Stoehr
Title: Vice President

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

[Signatures Continued from Previous Page]

GUARANTORS:

VOXX INTERNATIONAL CORPORATION

By:_/s/ Charles M. Stoehr_____________

Name: Charles M. Stoehr
Title: Senior VP & CFO

AUDIOVOX ADVANCED ACCESSORIES GROUP, LLC By:_/s/ Loriann Shelton___________ Name: Loriann Shelton Title: CFO, Treasurer, Secretary
AUDIOVOX WEBSALES LLC By:_/s/ Loriann Shelton____________ Name: Loriann Shelton Title: CFO, Treasurer, Secretary
CARIBBEAN TECHNICAL EXPORT, INC. By:_/s/ Charles M. Stoehr___________ Name: Charles M. Stoehr Title: President
LATIN AMERICA EXPORTS CORP. By:_/s/ Charles M. Stoehr___________ Name: Charles M. Stoehr Title: Treasurer
OMEGA RESEARCH AND DEVELOPMENT TECHNOLOGY LLC By:_/s/ Loriann Shelton____________ Name: Loriann Shelton Title: CFO, Treasurer, Secretary

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

[Signatures Continued from Previous Page]

ELECTRONICS TRADEMARK HOLDING COMPANY, LLC By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Senior VP & CFO
AUDIOVOX ATLANTA CORP. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Vice President
AUDIOVOX COMMUNICATIONS CORP. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: VP & Treasurer

AUDIOVOX Consumer Electronics, Inc.

By:_/s/ Charles M. Stoehr________
Name: Charles M. Stoehr
Title: Vice President

AUDIOVOX GERMAN CORPORATION

By:_/s/ Charles M. Stoehr________
Name: Charles M. Stoehr
Title: Vice President

AUDIOVOX INTERNATIONAL CORP. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Vice President
AUDIOVOX LATIN AMERICA LTD. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Vice President
KLIPSCH HOLDING LLC By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Vice President & CFO

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

[Signatures Continued from Previous Page]

VOXX ASIA INC. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: VP, Secretary, & Treasurer
VOXX HQ LLC By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Senior VP & CFO
VOXX WOODVIEW TRACE LLC By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Senior VP & CFO
Voxx Automotive Corp. (F/K/A VoxxHirschmann Corporation) By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Vice President
KLIPSCH GROUP EUROPE - DENMARK By:_/s/ Paul Jacobs_____________ Name: T. Paul Jacobs Title: Managing Director
KLIPSCH GROUP EUROPE - FRANCE S.A.R.L By:_/s/ Paul Jacobs_____________ Name: T. Paul Jacobs Title: Managing Director
KLIPSCH GROUP EUROPE B.V. By:_/s/ Paul Jacobs_____________ Name: T. Paul Jacobs Title: Managing Director
AUDIOVOX MEXICO, S. DE R.L. DE C.V. By:_/s/ Charles M. Stoehr________ Name: Charles M. Stoehr Title: Manager

[Signatures Continued on Following Page]

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

[Signatures Continued from Previous Page]

AUDIO PRODUCTS INTERNATIONAL CORP.

By:_/s/ Paul Jacobs_____________
Name: T. Paul Jacobs
Title: President

AUDIOVOX CANADA LIMITED

By:_/s/ Charles M. Stoehr________
Name: Charles M. Stoehr
Title: Vice President

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:_/s/ Andrew Rogan______________

Name:___Andrew Rogan_______________

Title:____Vice President_______________

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

CITIBANK, N.A., as Lender

By:_/s/ William H. Moul, Jr.____________

Name:__William H. Moul, Jr.______________

Title:___Authorized Signatory____________

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

HSBC BANK USA, NATIONAL ASSOCIATION,

as Lender

By:_/s/ Andrew Brown_________________

Name:__Andrew Brown__________________

Title:__Senior Vice President_____________

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

KEYBANK NATIONAL ASSOCIATION, as Lender

By:__/s/ Timothy W. Kenealy_________

Name:__Timothy W. Kenealy___________

Title:___Vice President_______________

[Signature Page to Amendment No. 7 to Credit Agreement and Waiver (Voxx)]

EXHIBIT A

TO

AMENDMENT NO. 7 TO SECOND
AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

Amended Commitment Schedule

Schedule C-1

Commitments

Lender	Revolver Commitments	Pro Rata Share
Wells Fargo Bank, National Association	$75,000,000	58.8235%
KeyBank National Association	$22,500,000	17.6471%
Citibank, N.A.	$15,000,000	11.7647%
HSBC Bank USA, National Association	$15,000,000	11.7647%
Total	$127,500,000	100.0%